UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 23, 2011

____________________________

DigiPath, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-54239 (Commission File Number)		27-3601979 (IRS Employer Identification No.)
1328 West Balboa Boulevard Suite C Newport Beach, CA 92661 (Address of Principal Executive Offices and zip code)

(702) 527-2060
(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 3.02.  Unregistered Sales of Equity Securities.

On March 23, 2011, the Company completed a private placement offering to certain investors (“Investors”) pursuant to which the Company sold an aggregate of 286,750 shares of the Company’s common stock resulting in gross proceeds of $28,675 to the Company. The Company intends to use proceeds of the offering for working capital. The Company has no material relationship with any of the investors participating in the private placement offering other than in respect to the investment. The Company paid no commissions in connection with the closing of the private placement offering.

The issuance of the shares of the Company’s common stock to the Investors are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act, as the Shares were sold to accredited investors and less and up to 35 other purchases and were not sold through any general solicitation or advertisement. The shares sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.
 None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date:  March 25, 2011                                                                By:         /s/ ERIC STOPPENHAGEN
Eric Stoppenhagen
President